Exhibit 10.1

RELEASE AND WAIVER

THIS RELEASE AND WAIVER (this “Release”) dated April 14, 2008, is entered into between MERIDIAN BAY LIMITED (“Meridian”), XALLES LIMITED (“Xalles”) and INNOVATIVE SOFTWARE TECHNOLOGIES, INC. (“Innovative”) (hereinafter collectively, “the Parties”).

WHEREAS, the Parties entered into a Share Purchase Agreement (the “Purchase Agreement”) dated October 1, 2007, pursuant to which the Innovative intended to purchase all of the issued and outstanding shares of the Company owned by Seller; and

WHEREAS, pursuant to Sections 6.7 of the Purchase Agreement, Innovative has determined it is not in the best interests of its shareholders to close on the Purchase Agreement; and

WHEREAS, the Parties desire to release each other from all obligations under the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the terms, conditions, agreements and other consideration hereinafter set forth, the Parties agree as follows:

1.	RECITALS. The above recitals are true and accurate and incorporated into this Release.

2.
RELEASE.  Each of the Parties hereby agrees that the Purchase Agreement is terminated effective as of the date hereof.  Each of the Parties does hereby (for itself, its successors and assigns), completely and irrevocably waive, release, acquit, and forever discharge each of the other Parties (and the directors, officers, agents and employees of each of the other Parties) (collectively, the “Released Parties”) of and from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever arising out of any matter occurring at any time prior to and including the date this Release was signed, whether known or unknown, suspected or unsuspected, both at law and in equity, including, but without limitation, any claim of contribution or other recourse against each of the other Parties with respect to representations, warranties or covenants made in the Purchase Agreement by the Parties.

3.	SUCCESSORS AND ASSIGNS. This Release shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives, and assigns.

4.
ENTIRE AGREEMENT, AMENDMENT.  This Release constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the Parties to this Release with respect to the subject matter hereof.  The language of this Release shall be construed as a whole, according to its fair meaning, and not strictly for or against either party.  This Release may not be modified or otherwise amended except by a written instrument that expressly refers to this Release and executed by all of the Parties hereto.

5.
REFORMATION.  If any provision of this Release is declared or determined by any court of competent jurisdiction or arbitrator to be unenforceable or invalid for any reason, in whole or in part, neither the validity of the remaining parts of such provision nor the validity of any other provision of this Release shall in any way be affected thereby.  In lieu of such invalid, illegal, or unenforceable provision, there shall be added automatically as part of this Release a provision as similar in terms to such invalid, illegal, or unenforceable provision as may be possible to be valid, legal, and enforceable.

6.	WAIVER OF JURY TRIAL. THE PARTIES AGREE SHOULD ANY LEGAL ACTIONS BE FILED, ONE AGAINST THE OTHER, AT ANY TIME IN THE FUTURE, SELLER AND COMPANY EACH AGREE TO WAIVE TRIAL BY JURY.

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THEREFORE, the Parties to this Release now voluntarily and knowingly execute this Release.

MERIDIAN BAY LIMITED

By:            _________________________________________
  Name:
  Its:

XALLES LIMITED

By:            _________________________________________
  Name:
  Its:

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

By:            _________________________________________
  Name:
  Its: